                As filed with the Securities and Exchange Commission
                                  on July 28, 1997
                         Registration No. 333-_________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

           Delaware                                        94-2838567
   (State of Incorporation)                    (IRS employer identification no.)

                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                    (Address of principal executive offices)

              Electronic Arts - Maxis, Inc. 1993 Stock Option Plan Electronic Arts - Maxis, Inc. 1995 Stock Option Plan
                           (Full titles of the Plans)

                                 RUTH A. KENNEDY
                Sr. Vice President, General Counsel and Secretary
                              Electronic Arts Inc.
                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                                 (415) 571-7171
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------
                          Proposed       Proposed
        Title of           Maximum        Maximum
       Securities          Amount        Offering          Aggregate     Amount of
          to be             to be        Price Per         Offering    Registration
       Registered        Registered        Share             Price          Fee
------------------------------------------------------------------------------------
      Common Stock         38,558(1)     $13.98(2)   $   530,040.84(2)   $  185.88
    ($0.01 par value)
      Common Stock        336,574(3)     $47.20(2)   $15,886,292.80(2)   $5,478.02
    ($0.01 par value)
      Common Stock        310,235(4)     $35.844(5)  $11,120,063.34(5)   $3,834.50
    ($0.01 par value)
------------------------------------------------------------------------------------

      (1) Represents 38,558 shares subject to outstanding options under the Electronic Arts - Maxis, Inc. 1993 Stock Option Plan as of July 25, 1997

      (2) Calculated pursuant to Rule 457(h)(1) on the basis of the weighted average per share exercise price of the outstanding options

      (3) Represents 336,574 shares subject to outstanding options under the Electronic Arts - Maxis, Inc. 1995 Stock Option Plan as of July 25, 1997

      (4) Represents 310,235 shares available for grant under the Electronic Arts-Maxis, Inc. 1995 Stock Option Plan as of July 25, 1997 to persons eligible under such Plan other than officers of the Registrant.

      (5) Estimated pursuant to Rule 457(c) as of July 25, 1997 solely for the purpose of calculating the amount of the registration fee.

This Registration Statement includes exhibits. The Index to Exhibits appears on sequentially numbered page 6.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for Registrant's fiscal year ended March 31, 1997, which is Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

      NOT APPLICABLE.

ITEM 5.  EXPERTS.

      The consolidated financial statements and schedule of the Registrant as of March 31, 1997 and 1996 and for each of the years in the three-year period ended March 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Sr. Vice President, General Counsel and Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      The provisions of Section 145 of the Delaware General Corporation Law and
Section 6 of the Registrant's Bylaws provide for indemnification for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding brought against any person who is or was a director, officer or employee of the Registrant arising in connection with actions taken or omissions made by such person within the scope of his or her duties to the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended. In addition,
Article 7 of the Registrant's Certificate of Incorporation provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transactions for which the director derived an improper personal benefit. Article 7 of the Registrant's Certificate of Incorporation further provides that if any amendment to the Delaware General Corporation Law further eliminates or limits the liability of a director of a corporation incorporated in Delaware, the liability of the Registrant's directors shall be eliminated to the fullest extent then-permissible under Delaware law. The Registrant has entered into indemnity agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of indemnification and limitation of liability set forth in the Delaware General Corporation Law and the Registrant's Certificate of Incorporation and Bylaws. The Registrant maintains an insurance policy against claims regarding errors or omissions of any of Registrant's directors or executive officers while acting within the scope of their duties to the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      NOT APPLICABLE.

ITEM 8.  EXHIBITS

4.01 Registrant's Electronic Arts - Maxis, Inc. 1993 Stock Option Plan and related agreements (incorporated by reference to Exhibit 10.39 to Registrant's Registration Statement filed on Form S-4 with the Commission on June 25, 1997 (the "FORM S-4")).
4.02 Registrant's Electronic Arts - Maxis, Inc. 1995 Stock Option Plan and related agreements (incorporated by reference to Exhibit 10.40 of the Form S-4).
4.03  Registrant's Certificate of Incorporation (incorporated by reference to
      Exhibit 3.01 of Registrant's Current Report on Form 8-K filed with the Commission on October 16, 1991 (the "FORM 8-K")).
4.04 Registrant's Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.01 to Registrant's Registration Statement on Form S-8 filed with the Commission on December 1, 1992 (File No. 33-55212)).
4.05 Registrant's By-laws (incorporated by reference to Exhibit 3.02 of the Form 8-K).
5.01 Opinion of General Counsel regarding legality of the securities being issued.
23.01 Consent of General Counsel (included in Exhibit 5.01).
23.02 Consent of KPMG Peat Marwick LLP, Independent Accountants.
24.01 Power of Attorney (see page 4).

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

      Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on this 30th day of July 1997.


                                              ELECTRONIC ARTS INC.

                                        By:   /s/  RUTH A. KENNEDY
                                           ---------------------------------
                                                   Ruth A. Kennedy, Esq.
                                        Sr. Vice President, General Counsel and
                                        Secretary

      Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                            Title                       Date
----                                            -----                       ----
Chief Executive Officer

/s/  LAWRENCE F. PROBST III               Chairman and                  July 28, 1997
--------------------------------          Chief Executive Officer
Lawrence F. Probst III


Principal Financial Officer:

/s/  E. STANTON MC KEE, JR..              Exec. Vice President,         July 28, 1997
---------------------------------         Chief Financial and
E. Stanton McKee, Jr.                     Administrative Officer


Principal Accounting Officer:

/s/  DAVID L. CARBONE
---------------------------------         Vice President, Finance       July 28, 1997
David L. Carbone                          and Assistant Secretary

Directors:

/s/   M. RICHARD ASHER                    Director                      July 28, 1997
---------------------------------
M. Richard Asher


/s/  WILLIAM J. BYRON                     Director                      July 28, 1997
---------------------------------
William J. Byron


/s/  DANIEL H. CASE III                   Director                      July 28, 1997
---------------------------------
Daniel H. Case III


/s/  GARY M. KUSIN                        Director                      July 28, 1997
---------------------------------
Gary M. Kusin


/s/  TIMOTHY MOTT                         Director                      July 28, 1997
---------------------------------
Timothy  Mott

                                INDEX TO EXHIBITS

Exhibit
Number                  Description
------                  -----------
4.01  Registrant's Electronic Arts - Maxis, Inc. 1993 Stock Option Plan and
      related agreements (incorporated by reference to Exhibit 10.39 to
      Registrant's Registration Statement filed on Form S-4 with the Commission on June 25, 1997 (the "FORM S-4")).
4.02  Registrant's Electronic Arts - Maxis, Inc. 1995 Stock Option Plan and
      related agreements (incorporated by reference to Exhibit 10.40 of the Form
      S-4).
4.03  Registrant's Certificate of Incorporation (incorporated by reference to
      Exhibit 3.01 of Registrant's Current Report on Form 8-K filed with the
      Commission on October 16, 1991 (the "FORM 8-K")).
4.04  Registrant's Certificate of Amendment to Certificate of Incorporation
      (incorporated by reference to Exhibit 4.01 to Registrant's Registration
      Statement on Form S-8 filed with the Commission on December 1, 1992 (File
      No. 33-55212)).
4.05  Registrant's By-laws (incorporated by reference to Exhibit 3.02 of the
      Form 8-K).
5.01  Opinion of General Counsel regarding legality of the securities being issued.
23.01 Consent of General Counsel (included in Exhibit 5.01).
23.02 Consent of KPMG Peat Marwick LLP, Independent Accountants.
24.01 Power of Attorney (see page 4).


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